Exhibit 10.1

Western Digital Corporation

Summary of Compensation Arrangements

for

Named Executive Officers and Directors

NAMED EXECUTIVE OFFICERS

Base Salaries. The current annual base salaries for the current executive officers of Western Digital Corporation (the “Company”) who were named in the Summary Compensation Table in the Company’s Proxy Statement that was filed with the Securities and Exchange Commission in connection with the Company’s 2012 Annual Meeting of Stockholders (the “Named Executive Officers”) are as follows:

Named Executive Officer	Title	Current Base Salary
John F. Coyne	Chief Executive Officer	$1,000,000
Wolfgang U. Nickl	Executive Vice President and Chief Financial Officer	$450,000
Stephen D. Milligan	President	$800,000
Timothy M. Leyden	President, WD Subsidiary	$700,000
James J. Murphy	Executive Vice President, WW Sales and Sales Operations	$425,000

Semi-Annual Bonuses. Under the Company’s Incentive Compensation Plan (the “ICP”), the Named Executive Officers are also eligible to receive semi-annual cash bonus awards that are determined based on the Company’s achievement of performance goals pre-established by the Compensation Committee (the “Committee”) of the Company’s Board of Directors as well as other discretionary factors. The ICP, including the performance goals established by the Committee for the first half of fiscal 2013, are further described in the Company’s current report on form 8-K filed with the Securities and Exchange Commission on August 21, 2012, which is incorporated herein by reference.

Additional Compensation. The Named Executive Officers are also eligible to receive equity-based incentives and discretionary bonuses as determined from time to time by the Committee, are entitled to participate in various Company plans, and are subject to other written agreements, in each case as set forth in exhibits to the Company’s filings with the Securities and Exchange Commission. In addition, the Named Executive Officers may be eligible to receive perquisites and other personal benefits as disclosed in the Company’s Proxy Statement filed with the Securities and Exchange Commission in connection with the Company’s 2012 Annual Meeting of Stockholders.

DIRECTORS

Annual Retainer and Committee Retainer Fees. The following table sets forth the current annual retainer and committee membership fees payable to each of the Company’s non-employee directors other than the Hitachi Designated Directors:

Type of Fee	Current Annual Retainer Fees
Annual Retainer	$75,000
Lead Independent Director Retainer	$20,000
Non-Executive Chairman of Board Retainer	$100,000
Additional Committee Retainers
• Audit Committee	$15,000
• Compensation Committee	$12,500
• Governance Committee	$7,500
Additional Committee Chairman Retainers
• Audit Committee	$25,000
• Compensation Committee	$22,500
• Governance Committee	$12,500

The retainer fee to the Company’s lead independent director referred to above is paid only if the Chairman of the Board is an employee of the Company. Effective commencing with the Company’s 2010 Annual Meeting of Stockholders, the annual retainer fees are paid immediately following the Annual Meeting of Stockholders.

Non-employee directors do not receive a separate fee for each Board of Directors or committee meeting they attend. However, the Company reimburses all non-employee directors for reasonable out-of-pocket expenses incurred to attend each Board of Directors or committee meeting. Mr. Coyne, who is an employee of the Company, does not receive any compensation for his service on the Board or any Board committee.

Additional Director Compensation. The Company’s non-employee directors are also entitled to participate in the following other Company plans as set forth in exhibits to the Company’s filings with the Securities and Exchange Commission: Non-Employee Director Option Grant Program and Non-Employee Director Restricted Stock Unit Grant Program, each as adopted under the Company’s Amended and Restated 2004 Performance Incentive Plan; Amended and Restated Non-Employee Directors Stock-for-Fees Plan; and Deferred Compensation Plan.